UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2016

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	001-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2016, RAIT Financial Trust (“RAIT”) entered into an agreement with Independence Realty Trust, Inc. (“IRT”), pursuant to which IRT will complete a management internalization (the “Internalization”) and separation from RAIT and certain of its affiliates. The Internalization will consist of two parts: (i) the acquisition of Independence Realty Advisors, LLC, which is a subsidiary of RAIT and IRT’s external advisor, and (ii) the acquisition of certain assets and the assumption of certain liabilities relating to the multifamily property management business of RAIT, including property management contracts relating to apartment properties owned by IRT, RAIT and third parties. The purchase price for the Internalization is $43.0 million, subject to certain pro rations at closing. In addition, RAIT and its affiliates will sell to IRT all of the shares of IRT common stock owned by certain of RAIT’s subsidiaries, subject to certain conditions and adjustments, as described below (the “Stock Repurchase”).

Upon closing of the Internalization, Scott F. Schaeffer, RAIT’s Chairman and Chief Executive Officer (“CEO”) is expected to terminate his employment with RAIT and enter into an employment agreement with IRT. Scott L. N. Davidson, currently RAIT’s President, is expected to be elevated to the office of CEO of RAIT upon the closing of the Internalization. James J. Sebra, RAIT’s Chief Financial Officer (“CFO”), is expected to enter into an employment agreement with IRT upon the closing of the Internalization. Mr. Sebra is also expected to remain RAIT’s CFO until the later to occur of March 31, 2017 or the filing of RAIT’s Form 10-K for the fiscal year ending December 31, 2016 with the U.S. Securities and Exchange Commission (the “SEC”). In addition, more than 400 current employees of RAIT and the property manager are expected to become employees of IRT.

Each of the Internalization and Stock Repurchase are conditioned upon, among other things, the successful underwritten offering of at least $83 million of IRT common stock (the “Offering”) and certain third party consents. As part of the Stock Repurchase, RAIT and its affiliates will sell up to all 7,269,719 shares of IRT common stock to IRT (representing all the shares of IRT common stock that RAIT owns), subject to market conditions as advised by the underwriters in the Offering. The purchase price for the repurchased shares will be equal to the price to the public in the Offering less any underwriting discounts and commissions. The Internalization is expected to close some time after the Stock Repurchase upon the satisfaction of certain closing conditions, including the entry into employment agreements with the executives named above.

We expect to receive approximately $77.1 million in proceeds for the Stock Repurchase and expect to use up to $51.5 million to repay indebtedness collateralized by the shares of IRT common stock beneficially owned by RAIT. We expect to use any remaining balance to pay expenses associated with the Internalization and for working capital purposes. We expect to use the purchase price paid for the Internalization to pay expenses associated with the Internalization and for working capital purposes.

The Internalization and Stock Repurchase will occur pursuant to a Securities and Asset Purchase Agreement (the “Purchase Agreement”), entered into on September 27, 2016. The RAIT-related parties to the Purchase Agreement (the “Seller Parties”) are RAIT, RAIT TRS, LLC, which is the parent company of IRT’s external advisor, Jupiter Communities, LLC d/b/a RAIT Residential, which is IRT’s property manager, and certain selling stockholders. The IRT-related parties (the “Buyer Parties”) to the Purchase Agreement are IRT and Independence Realty Operating Partnership, LP, which is IRT’s operating partnership.

The Buyer Parties and the Seller Parties have made customary representations, warranties and covenants to each other in the Purchase Agreement, which also includes customary indemnification provisions. In addition to the closing conditions described above, each party’s obligation to consummate the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including, but not limited to: (i) the accuracy of representations and warranties of each of Buyer Parties and the Seller Parties, (ii) the absence of certain legal impediments to the consummation of the transactions, and (iii) all closing deliverables required by each of the Buyer Parties and the Seller Parties being executed and delivered to the other party.

By its terms, the Parties may terminate the Purchase Agreement if (i) the other party breaches a representation or warranty or fails to comply with any covenant that would result in the failure of a closing condition and such breach is not cured within 30 days, (ii) closing has not occurred by January 31, 2017 (provided that this date will be automatically extended to March 1, 2017 if the Offering occurs prior to January 31, 2017 or (iii) a government authority has prohibited the transaction or denied a necessary approval. If the Purchase Agreement is terminated due to a material breach, then the non-breaching party is entitled to a termination fee of up to $3.4 million (the “Termination Fee”) for actual documented expenses incurred in conjunction with the Purchase Agreement. The Seller Parties are entitled to the Termination Fee if the Offering does not occur by January 31, 2017.

Pursuant to the terms of the Purchase Agreement, at the closing of the Internalization, RAIT and IRT will enter into a shared services agreement, pursuant to which RAIT and IRT will provide each other certain transitional services such as information technology, human resources, insurance, investor relations, legal, tax and accounting for a six-month transition period after the closing.

The transactions and the agreements described above were approved by a Special Committee of the RAIT Board of Trustees (the “Board”) consisting solely of independent directors of RAIT with advice from legal and financial advisors and by the Board.

The foregoing descriptions of the Purchase Agreement, the related ancillary agreements and the transactions do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. The Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about RAIT or the other parties thereto or any of their respective businesses.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

As described in Item 1.01 above, Mr. Schaeffer is expected to terminate his employment with RAIT and enter into an employment agreement with IRT. Upon the resignation of Mr. Schaeffer, Mr. Davidson, RAIT’s President, will be elevated to the position of CEO and elected to the Board. Mr. Sebra is expected to enter into an employment agreement with IRT upon the closing of the Internalization. Mr. Sebra is also expected to remain RAIT’s CFO until the later to occur of March 31, 2017 or the filing of RAIT’s Form 10-K for the fiscal year ending December 31, 2016 with the SEC. On September 26, 2016, the Board approved, pursuant to the recommendation of the Compensation Committee and the Special Committee of the Board, Memorandums of Understanding (each, an “MOU”) with each of Mr. Schaeffer and Mr. Sebra setting forth the terms of each executive’s expected resignation from RAIT. The Compensation Committee of the Board also approved an MOU with Mr. Davidson setting forth the terms of his expected employment as RAIT’s CEO. The obligations set forth in each MOU are contingent upon the closing of the Internalization.

Pursuant to the terms of Mr. Schaeffer’s MOU, as of the closing of the Internalization, he will resign from his position as CEO and from his position as chairman of the Board. Mr. Schaeffer will receive a cash payment of $500,000 and a share award under RAIT’s 2012 Incentive Award Plan (the “Plan”) of 150,000 shares of RAIT’s common shares of beneficial interest. The share award may be granted in one or more separate awards in amounts to be determined by the Compensation Committee of the Board. Half of the shares granted to Mr. Schaeffer pursuant to this award will vest six months after the date of grant. The remaining half of the shares will vest one year after the date of grant. Upon his resignation, Mr. Schaeffer will enter into a one year consultancy agreement with RAIT. Mr. Schaeffer’s incentive compensation award for 2016, if any, will be determined and awarded by the Compensation Committee of the Board in a manner consistent with RAIT’s past practices for granting such awards. All equity awards that Mr. Schaeffer currently holds will continue to vest in accordance with the vesting schedule applicable to each award. Mr. Schaeffer and RAIT will also sign a mutual release of claims releasing each other from their obligations under his existing employment agreement, and releasing each other from any and all claims arising out of or with respect to his employment by RAIT or the termination thereof.

Pursuant to the terms of Mr. Davidson’s MOU, as of the closing of the Internalization, he will be elevated to the position of CEO of RAIT and will join the Board. Mr. Davidson will also enter into a new employment agreement the terms of which will govern his employment as RAIT’s CEO. Mr. Davidson will receive a one-time cash payment of $1,350,000 and a share award under the Plan of an aggregate of 600,000 shares of RAIT’s common shares of beneficial interest (the “Share Award”). The Share Award may be granted in one or more separate awards in amounts to be determined by the Compensation Committee of the Board in order to comply with the terms and conditions of the Plan, provided that in no event shall the total number of shares awarded exceed 600,000. Fifty percent of the shares granted pursuant to the Share Award will vest on the second anniversary of the closing of the Internalization, regardless of the date granted. The remaining fifty percent of the shares granted pursuant to the Share Award will vest on the third anniversary of the closing of the Internalization, regardless of the date granted. Further, the Compensation Committee of the Board expects that it will award Mr. Davidson at the maximum target level for the discretionary portion of his 2016 performance compensation. In addition, for the purpose of determining Mr. Davidson’s 2017 performance compensation award, cash available for distribution goals for 2017, as established by the Compensation Committee of the Board, shall be adjusted to account for payments made to Mr. Schaeffer and Mr. Sebra as part of the terms of their separation from RAIT as a result of the Internalization.

Pursuant to the terms of Mr. Sebra’s MOU, he will remain in his current position as CFO of RAIT until the later to occur of March 31, 2017 or the filing of RAIT’s Form 10-K for the fiscal year ending December 31, 2016 with the SEC (the “Resignation Date”), at which time Mr. Sebra will resign from his position as CFO of RAIT. In the event the Company hires a new CFO, Mr. Sebra may resign prior to the Resignation Date, provided, however, that any early resignation shall be at the option and in the sole discretion of the Company. Mr. Sebra’s incentive compensation award for 2016, if any, will be determined and awarded by the Compensation Committee of the Board in a manner consistent with RAIT’s past practices for granting such awards. Should Mr. Sebra remain in the employ of RAIT after December 31, 2016, he will continue to be paid his current base salary. He will also receive a fixed cash bonus equal to the portion of his 2016 cash bonus, if any, prorated based on the period that he was employed by the Company during 2017. All equity awards that Mr. Sebra currently holds will continue to vest in accordance with the vesting schedule applicable to each award. Mr. Sebra and RAIT will also sign a mutual release of claims releasing each other from their obligations under his existing employment agreement, and releasing each other from any and all claims arising out of or with respect to his employment by RAIT or the termination thereof.

Item 8.01.	Other Events.

Risks Associated With the Internalization

We cannot assure you that we will be able to complete the Internalization or Stock Repurchase, which could materially adversely affect our business, financial condition and results of operations.

We cannot assure you that we will be able to close on the Internalization or Stock Repurchase pursuant to the Securities and Asset Purchase Agreement. Each of the Internalization and Stock Repurchase are subject to the satisfaction of closing conditions, including obtaining third party consents and the execution of a successful underwritten equity offering by IRT of at least $83 million. There can be no guarantee that either of these or other closing conditions will be satisfied and the transactions consummated. Failure to complete the transactions could materially adversely delay our strategy of simplifying our business and focus on our core strategy, commercial real estate lending, and adversely affect our liquidity because we would not receive the expected proceeds of the Internalization or Stock Repurchase. These consequences could materially adversely affect our business, financial condition and results of operations.

If the Internalization occurs, we expect to make substantial changes to our management and incur significant expenses related thereto which could materially adversely affect our business, financial condition and results of operations.

The Internalization contemplates the following changes to our management: Scott F. Schaeffer is expected to resign as RAIT’s Chairman and CEO. Scott L. N. Davidson, currently RAIT’s President, is expected to be elevated to the office of CEO of RAIT. James J. Sebra, RAIT’s CFO, is expected to resign from such position upon the later to occur of March 31, 2017 or the filing of RAIT’s Form 10-K for the fiscal year ending December 31, 2016 with the SEC. We may not successfully implement these changes, which would adversely affect RAIT’s performance and stock price. Our stock price may be adversely affected by market uncertainty concerning our management transition. We may incur substantial severance and recruitment costs. We will be required to provide and receive services under a shared services agreement with IRT and may be adversely affected if we do not provide or receive services at the levels required. Our general and administrative expenses after the Internalization could be higher than our current expectations. Any of these foregoing risks could materially adversely affect our business, financial condition and results of operations.

We expect the Internalization or Stock Repurchase to have significant impact on our GAAP and Non-GAAP financial measures and operating metrics which may materially adversely affect our business, financial condition and results of operations.

If the Internalization occurs, we expect it to have a significant impact on our GAAP and Non-GAAP financial measures and operating metrics. We expect to deconsolidate IRT in connection with the Internalization and Stock Repurchase. This will result in removing the contribution of IRT to our operating results which have historically been disclosed in the IRT segment disclosure in our financial statements and significantly reduce our assets and liabilities consolidated from IRT which have historically been disclosed in the supplemental information packages we furnish to the SEC with our earnings releases. We expect our leverage to increase from historical levels because IRT’s historical leverage was lower than RAIT’s and will not be offset entirely by debt repayments RAIT makes from the proceeds of the Stock Repurchase. Our cash available for distribution, or CAD, may be reduced from historic levels by the amount of IRT’s contribution to CAD. We expect our assets under management to be significantly reduced by IRT’s assets and the value of RAIT’s multifamily properties managed by the property management business transferred to IRT in the Internalization.

We may not manage the Internalization effectively or realize its anticipated benefits.

We intend for the Internalization to be part of our long term strategy of focusing on our core strategy of commercial real estate lending and reallocating capital to the higher yielding lending business and reducing leverage. We may not be able to identify suitable investments for a period of time which may reduce our operating performance. We may not manage the Internalization effectively. The Internalization could be a time-consuming and costly process. Following the Internalization, we expect to be reliant on IRT for certain transitional services such as information technology, human resources, insurance, investor relations, legal, tax and accounting for a period of time after the closing. If we are unable to internalize or find other providers for these services within a reasonable time period, we may not achieve all of the expected benefits of the Internalization. The failure to manage the internalization effectively, including failure to smoothly transition services or retain employees, could result in the anticipated benefits of the Internalization not being realized in the timeframe currently anticipated or at all.

The Internalization was negotiated between a special committee of our Board of Trustees (the “Board”), comprised solely of independent trustees (the “Special Committee”), and IRT, which is affiliated with certain of our officers and trustees.

The Internalization was negotiated with IRT, which is affiliated with certain of our trustees and officers. As a result, those officers and trustees may have different interests than we do as a whole. This potential conflict would not exist in the case of a transaction negotiated with unaffiliated third parties. Moreover, if any of the IRT-related parties to the transaction agreement breaches any of the representations, warranties or covenants made by it in the transaction agreement, we may choose not to enforce, or to enforce less vigorously, our rights because of our desire to maintain our ongoing relationship with IRT and the interests of certain of our trustees and officers. Moreover, the representations, warranties, covenants and indemnities in the transaction agreement are subject to limitations and qualifiers, which may also limit our ability to enforce any remedy under the agreement.

Press Release

RAIT issued a press release on September 27, 2016 announcing that it had entered into the Purchase Agreement and describing the related transactions. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement dated September 27, 2016 (1)

10.2	Binding Memorandum of Understanding, dated September 26, 2016, by and between RAIT Financial Trust and Scott F. Schaeffer

10.3	Binding Memorandum of Understanding, dated September 26, 2016, by and between RAIT Financial Trust and Scott L.N. Davidson

10.4	Binding Memorandum of Understanding, dated September 26, 2016, by and between RAIT Financial Trust and James J. Sebra

99.1	Press Release issued on September 27, 2016

(1)	The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. RAIT will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT FINANCIAL TRUST

Date: September 27, 2016	By:	/s/ Scott L. N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement dated September 27, 2016 (1)

10.2	Binding Memorandum of Understanding, dated September 26, 2016, by and between RAIT Financial Trust and Scott F. Schaeffer

10.3	Binding Memorandum of Understanding, dated September 26, 2016, by and between RAIT Financial Trust and Scott L.N. Davidson

10.4	Binding Memorandum of Understanding, dated September 26, 2016, by and between RAIT Financial Trust and James J. Sebra

99.1	Press Release issued on September 27, 2016

(1)	The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. RAIT will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.